EXHIBIT 10.6

ASSIGNMENT

FOR __________________, in hand paid, Securities Counselors, Inc., an Illinois Professional Corporation, attention Randall S. Goulding, 1333 Sprucewood Deerfield, IL 60015 (“Assignor”) hereby assigns and otherwise transfers to __________________________ (“Assignee”) all rights, title and interest held by Assignor in and to the Assigned Property, described as follows:

___________ percent of the claim for legal services of Securities Counselors, Inc. (the “Assigned Property”).

This Assignment shall become effective as of the date below and shall be binding upon and inure to the benefit of the parties, their successors and assigns, subject to the approval of the Court the case of Securities Counselors, Inc. vs. XFormity Technologies, Inc., Case No. 14 AR 588, in The Circuit Court For The 19th Judicial Circuit Lake County, Waukegan, Illinois (the “Litigation”), in which event the Assignee shall be vested in ownership of such Assigned Property and title thereto. The Assignor agrees to take the necessary steps to cause such Assigned Property to be Retitled to the Assignee.

Assignor:

Securities Counselors, Inc.:

By:_______________________

Randall S. Goulding, President

Accepted by Assignee:

By:______________________

_________________________, manager

Dated: As of June 27, 2014